EMPLOYMENT AGREEMENT



     This Employment Agreement ("Agreement") is made and entered into this 12th day of August, 1996, by and between GAINESVILLE BANK & TRUST, a state bank created under the laws of the State of Georgia (hereinafter referred to as "Bank"), and Richard A. Hunt, a resident of the State of Georgia (hereinafter referred to as "Employee");

                         W I T N E S S E T H :

     WHEREAS, Bank desires, subject to the terms of this Agreement, to provide a continued employment relationship with Employee in the event of a change of control; and

     WHEREAS, Employee is willing to provide continuing service to Bank in the event of a change of control;

     NOW, THEREFORE, in consideration of the employment of Employee and the salary and other benefits accruing therefrom, and in consideration of the retention of the Employee as an employee for the term specified, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1.   Employment:  Beginning on the date this Agreement becomes
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effective ("Effective Date") and ending on a date exactly two years thereafter (said period hereafter called the "Employment Term"), Bank hereby agrees to continue to employ Employee to serve as president of the Bank and to perform such duties and responsibilities as are set forth in Section 4 hereof. Employee agrees to devote such of his time and energy to the business of the Bank as is needed, and shall perform these duties in a trustworthy and businesslike manner, all to further the business and interests of the Bank.

     2.   Effective Date.  This Agreement shall become effective only
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upon a "change in control" of the Bank, as defined herein.  "Change in
Control" shall include any of the following events:

     (a) The closing of any transaction, whether by merger, consolidation, asset sale, tender offer, reverse stock split or otherwise, which results in the acquisition of beneficial ownership (as such term is defined under the rules and regulations promulgated under the Securities and Exchange Act of 1934, as Amended) by any person or entity or any group (except the Board of Directors of the Bank as it exists on the date of execution of this Agreement) or other persons or entities acting in concert, of 50 percent or more of the outstanding shares of common stock of the Bank.

     (b) The closing of any sale of all or substantially all of the assets of the Bank.

     Change of Control shall not include transfers occurring as the
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result of the following:

     (a) The formation by the Bank's shareholders of a bank holding company and the surrender of Bank stock for holding company stock as a result thereof.

     (b) Transfers on account of death, gift, or stockholder action not in concert.

     3.   Compensation.  As payment for services rendered by Employee
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during the Employment Term, Bank agrees to pay Employee a total annual salary at least equal to the average of the compensation (base salary and incentive bonus) Employee has received for the three calendar years preceding the Effective Date. Salary shall be payable in 24 semi-monthly installments payable on the 15th day and last day of each month.

     3.1 Employee shall receive health insurance and health benefits under the same terms and conditions as all other employees of the Bank during the term of this Agreement.

     3.2 Employee shall be eligible to participate in the 401K Plan on the same terms and conditions as provided for all employees at the senior vice-president level or higher at the Bank.

     3.3 Employee shall receive three weeks paid vacation annually during the calendar year. In the event the Employment Agreement becomes effective after January 1 of calendar year, Employee's vacation shall be adjusted for that calendar year, by subtracting the number of vacation days already taken by Employee for the calendar year from the number of paid vacation days Employee would otherwise be eligible for under this Agreement during that calendar year.

     3.4 Payment of salary pursuant to this Agreement shall be in lieu of any other bonus or incentive compensation arrangement under which Employee may be working for the partial year immediately prior to the Effective Date.

     3.5 Employee shall be eligible to participate in any non-qualified retirement plan in effect by Bank during the term of this Agreement.

     3.6 Employee shall receive the use of an automobile of a brand and model customary among persons engaged in Employee's capacity, along with reasonable maintenance and operating expenses, furnished by the Bank at no charge to Employee.

     3.7 Employee shall receive country club membership in Chattahoochee Country Club, along with reasonable meal and entertainment expenses related to an incurred on the business of the Bank by Employee, furnished by Bank at no charge to Employee.

     3.8 Civic club membership in the civic club of Employee's choice, along with reasonable meal and entertainment expenses related to and incurred on behalf of the business of the Bank by Employee, all furnished by Bank at no charge to Employee.

     4.   Duties and Responsibilities.  Bank hereby retains Employee
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to serve as president of the Bank for the term of this Agreement and perform such duties and responsibilities as is customarily rendered by persons in Employee's capacity, including but not limited to, managing and directing the daily operations of the Bank, maintaining and keeping appropriate records, preparing or reviewing all reports and correspondence to the various federal and state banking agencies, directing staffing and managing of employees evaluations, promotion and marketing of Bank and customer goodwill, attendance and participation at seminars to maintain and improve professional skills, and such other duties as Bank may from time to time reasonably direct. Employee shall also serve as a member of the Bank's Board of Directors

and any committee of the same to which he may be appointed, and Employee shall receive such pay, if any, for director duties as he was receiving immediately prior to the Change of Control.

     5.   Termination of Agreement by Bank.  In the event Bank elects
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to terminate this Agreement, it shall do so only as provided herein, and Bank shall be required to make payments as provided herein. The Agreement, and Employee's employment, may be terminated as follows:

     (a)  For Cause.  This Agreement may be terminated by the Board of
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Directors of the Bank without notice and without further obligation and for monies already paid for any of the following reasons:

          (1)  Conviction of any felonies;

          (2) Conviction of any misdemeanor involving moral turpitude;

          (3) Fraud, dishonesty or willful violation of any law that results in an adverse effect on the Bank;

          (4) Failure or refusal to perform in a reasonable manner the usual and customary duties of the Executive's employment and failure to correct such deficiencies within 30 days after written notice by Bank to Executive that specifies the nature of such deficiencies and the way in which such deficiencies may be cured, if any;

          (5) Failure and refusal to comply in any material respect with the reasonable policies, standards and regulations of the Bank and its regulatory agencies as same currently exist or may be amended, which failure continues after 30 days written notice of the nature of such deficiencies and the way in which deficiencies may be cured, if any.

     (b) Termination by the Board of Directors for any reason other than those set forth in subpart (a) of this Section 5, shall require Bank to pay to Employee a sum equal to the base salary for Employee, provided in paragraph 3, for the period remaining in this Agreement. The payment shall be made for the remaining period in a lump sum due not later than fifteen days after the last to occur of (i) the date of any closing in which Change of Control takes place; (ii) and the date upon which Employee is given notice by the Bank that his employment is terminated. Bank shall have no obligation other than payment of the lump sum.

     6.   Termination of Agreement by Employee.  Employee may elect to
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terminate this Agreement and his employment upon two weeks notice to the Bank. In the event Employee elects to terminate this Agreement, Employee shall receive no further salary or other benefits under this Agreement from the effective date of his election to terminate, and Bank shall have no further obligation to Employee.

     7.   Notice of Termination.  Each party shall give two weeks
          ---------------------
advance notice of their intent to terminate this Agreement. However, if Employee is terminated for cause, no notice period beyond that required under Section 5 hereof shall be required and Employee shall receive no additional salary beyond termination of effective date. If
Employee terminates the Agreement, Bank shall have the option to release Employee from serving out the notice period, in which case Employer will not be responsible for payment of any salary or other benefits for the notice period.

     8.   Employment at Will.  Until such time as there is a Change of
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Control, as defined in this Agreement, Employee acknowledges and understands that his employment is for no definite period of time, and may be terminated at any time. Employee acknowledges that this Agreement will become effective, if ever, only upon Change of Control as defined herein.

     9.   Assignment.  This Agreement will be fully assignable by Bank
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to any successor in interest of the Bank and shall be binding on and inure to the benefit of any successor to the Bank. The Agreement is not assignable by Employee, as it is an agreement for personal services to be performed by Employee.

     10.  Severability.  Each section and subsection of this Agreement
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constitutes a separate and distinct understanding, covenant and provision hereof. In the event that any provision of this Agreement shall finally be determined to be unlawful, such provision shall be deemed to be severed from the Agreement, but every other provision of this Agreement shall remain in full force and effect.

     11.  Governing Law.  This Agreement shall in all respects be
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interpreted, construed and governed in accordance with the laws of the
State of Georgia.

     12.  Amendment.  This Agreement may not be amended orally but
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only by an instrument in writing duly executed by the parties hereto.

     13.  Mediation.  In the event of any dispute between the Bank and
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Employee, any such dispute shall be submitted for mediation between the parties. If either party refuses to participate in mediation, that party shall be responsible for all attorney's fees and costs of litigation of the other party who is willing to participate in mediation, if the party who agreed to mediate prevails at trial of the dispute. In the event the parties cannot agree on a mediator within ten days of one of the party's request for mediation, the dispute will be mediated by a certified mediator appointed by the Senior Superior Court Judge of Hall County Superior Court.

     14.  Notices.  Any notice or other document or communication
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permitted or required to be given to Employee pursuant to the terms hereof shall be deemed given if personally delivered to Employee or sent to him postage prepaid, by U. S. Mail, at 510 Bradford St., Gainesville, GA, or any such other address as Employee shall have notified the Bank of in writing. Any notices or other document or communication permitted or required to be given to Bank pursuant to the terms hereof shall be deemed given and personally delivered or sent to the Bank, postage prepaid, by registered or certified mail at
P. O. Box 2760, Gainesville, GA 30503, to the attention of the Chairman of the Board of Directors, or at such other address as the Bank shall have notified Employee in writing.

     15.  Waiver.  The waiver by either party hereto of a breach of
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any provision of this Agreement by the other shall not operate or be construed as a waiver of any subsequent breach of the same or any other provision of this Agreement by the breaching party.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.



                                BANK:  GAINESVILLE BANK & TRUST

                                   By: /s/ Abit Massey
                                Title: Chairman

                               Attest: /s/ Samuel L. Oliver
                                       Secretary

                                       EMPLOYEE:

                                       /s/ Richard A. Hunt
                                       Richard A. Hunt